Exhibit 12(a)-Consent of Charles H. Stamm, Esquire

                                                                   EXHIBIT 12(a)


[CREF LOGO]                                             Charles H. Stamm
College Retirement Equities Fund                        Executive Vice President
730 Third Avenue                                        and General Counsel
New York, New York 10017-3206                           (212) 916-4700



                                                 April 26, 2000



College Retirement Equities Fund
730 Third Avenue
New York, New York 10017

Gentlemen:

                  I hereby consent to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information filed by the College Retirement Equities Fund ("CREF") as part of Post-Effective Amendment No. 32 to the Registration Statement (File Nos. 33-480 and 811-4415) on Form N-3 under the Securities Act of 1933 for certain individual, group, and tax-deferred variable annuity certificates offered and funded by CREF.

                                                     Sincerely,



                                                     /s/ Charles H. Stamm
                                                     ------------------------
                                                     Charles H. Stamm
                                                     Executive Vice President
                                                     and General Counsel


                                      C-22